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                                                                    Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 of Nationwide Financial Services, Inc., of our report dated January 18, 2002, relating to the consolidated financial statements of Provident Mutual Life Insurance Company, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


Philadelphia, Pennsylvania
June 10, 2002